UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): February 16, 2007

EMVELCO CORP.
(Exact name of registrant as specified in charter)

Delaware	1-1200	13-3696015
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

468 North Camden Drive Suite 256(I) Beverly Hills, CA 90210
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (310) 860-5697

Copies to:
Gregory Sichenzia, Esq.
Stephen M. Fleming, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement
Item 2.01 Completion of Acquisition or Disposition of Assets

On February 16, 2007, EMVELCO Corp. (the “Company”), formerly Euroweb International Corp., entered into a Sale and Purchase Agreement (the “Agreement”) with Marivaux Investments Limited, a company registered under the laws of Cyprus (“MIL”) and Fleminghouse Investments Limited (“FIL” and collectively with MIL, the “Buyers”). Pursuant to the Agreement, the Company sold, and the Buyers purchased, 100% of the Company’s interest in Navigator Informatika Rt. (“Navigator”), a wholly-owned subsidiary of the Company. The purchase price paid to the Company is $3,200,000 in cash and the transfer to the Company of 622,531 Company shares held by the Buyers for cancellation. The closing of the sale of Navigator occurred on February 16, 2007. Except for the fact that the Buyers were each shareholders of the Company prior to close, no material relationship exists between the Buyers and the Company and/or its affiliates, directors, officers or any associate of an officer or director.

Navigator provides information technology outsourcing services in Hungary.

Item 9.01 Financial Statements and Exhibits

(a)  Financial Information of Business Acquired

Not applicable.

(b) Proforma Financial Information

Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2006 (attached hereto following the signature page)

Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Nine Months ended September 30, 2006 (attached hereto following the signature page)

Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Year ended December 31, 2005 (attached hereto following the signature page)

(c) Exhibits

Exhibit No.	Description

10.1	Sale and Purchase Agreement entered by and between Marivaux Investments Limited, Fleminghouse Investments Limited and EMVELCO Corp. (1)

_________________________________

(1) Incorporated by reference to the Form 8K Current Report filed February 20, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

EMVELCO CORP. By: /s/ Yossi Attia Name: Yossi Attia Title: Chief Executive Officer
Date: February 23, 2007